EXHIBIT 99.1


CONTACT: THOMAS R. HILLEBRANDT
         SENIOR VICE PRESIDENT AND CFO
         FOTOBALL USA, INC.
         (858) 909-9900


               FOTOBALL USA ANNOUNCES SECOND QUARTER 2003 RESULTS
     FOTOBALL ALSO ANNOUNCES NEW EXECUTIVE HIRES AND RECEIPT OF UNSOLICITED
                   NON-CASH PRELIMINARY INDICATION OF INTEREST


         SAN DIEGO, CALIF., JULY 22, 2003 - Fotoball USA, Inc. (Nasdaq: FUSA) today reported financial results for the second quarter and six months ended June 30, 2003. Net sales for the second quarter of 2003 were $7.5 million with a net loss per diluted common share of ($0.02) versus second quarter of 2002 net sales of $14.3 million with a net income of $0.12 per diluted common share. Net sales for the six months ended June 30, 2003 were $16.4 million with a net loss per diluted common share of ($0.05) versus the six months ended June 30, 2002 net sales of $25.0 million with a net income of $0.16 per diluted common share.

         "The $8.6 million decline in sales for the first six months of 2003 compared to the first six months of 2002 was primarily due to the $7.1 million Post promotion, $1.6 million of other Quick-Serve restaurant bobblehead promotions and $1.6 million in Disney Store business we secured in 2002 but were not able to repeat in 2003. Despite the loss of the Disney Store business, year-to-date June 30, 2003 entertainment sales were down only $1.1 million from year-to-date June 30, 2002 indicating we have made significant progress in expanding our tourist attractions business beyond Disney. In addition, year-to-date June 30, 2003 retail sales are up 10% versus year-to-date June 30, 2002 and the team division completed its 11th consecutive quarter of year over year growth," said Michael Favish, chairman and chief executive officer.

         "The Disney Store was a $3.4 million account for Fotoball in 2002 and, due to the current challenges facing the Disney Store, we do not expect to secure any significant revenue from this client for the remainder of the year. The loss of the Disney Store business, combined with the loss of the Post promotion, has left a bigger hole in 2003 than we have been able to fill. As a consequence, we do not expect to attain the level of profitability we had previously planned to achieve in 2003. While we expect the third quarter, traditionally our strongest period, to assist in closing the shortfall of the first half, our fourth quarter forecast represents a challenge that will result in the Company not being able to achieve any real level of profitability this year," stated Scott Dickey, president & chief operating officer. "Today's business model requires greater promotional revenue in order to achieve the profitability that management, the Board and our investors require. Given the unpredictability and non-recurring nature of the promotions business, we are developing a strategic plan to structure Fotoball as a more profitable entity in 2004. Our strategy will not rely simply on top-line growth, but also on process improvements that will improve the efficiency of our operations. Additionally, we will embark upon an aggressive cost of sales reduction initiative including product cost reductions with our primary Far East vendors by year-end. Finally, as noted below, we have reorganized our sales and product marketing staff. As we stated in our earnings release announcement, we will be presenting a more detailed outline of the current direction and goals for the Company in today's conference call," added Dickey.

         The Company announced that it has hired former Salt Lake Olympic Committee executive Kevin Donovan and former Nike executive Sandy McElfresh to lead the promotional and retail sales and marketing initiatives of the Company. Also joining the team to lead product marketing is former Upper Deck marketing executive Jason Taitano.

         As Vice President and Managing Director of Marketing Headquarters
(MHQ), the premium and promotional arm of the Company, Mr. Donovan will be accelerating the MHQ full service promotional marketing agency growth strategy and leading the Company's continued efforts in supporting corporate investment in sports and entertainment. As Vice President of Retail Sales & Marketing, Mr. McElfresh will be overseeing a newly restructured product marketing team and the combined sales teams servicing the mass merchant and sporting goods retail and team concessionaire customer base.

         "Over the past six months, as we have incorporated Sandy's sales leadership and Jason's product marketing expertise, the organization has made tremendous progress in restructuring and expanding our sales coverage and elevating our ability to bring new products to market in a timely and more effective manner," stated Scott Dickey, president & chief operating officer. "With Kevin joining the team, we now have the necessary talent and required leadership to successfully grow and expand the Company's full service promotional marketing capabilities and capture a sustainable revenue stream with Fortune 500 clientele."

         The Company announced that it intends to move forward with its stock buyback plan and is planning to purchase shares of Fotoball common stock in the coming weeks. The share purchases may be made from time to time on the open market or in privately negotiated transactions depending on market conditions and other factors all in accordance with the requirements of the Securities and Exchange Commission. The plan does not obligate the Company to acquire any specific number of shares and may be discontinued at any time.

         The Company also announced that it has received from a third party an unsolicited non-cash preliminary indication of interest for the acquisition of the outstanding shares of Fotoball common stock at a price in excess of the current market price of Fotoball common stock, which the Board of Directors determined not to pursue at this time.

         FINANCIAL REVIEW (See table below for financial statements)

         The decrease in second quarter 2003 sales compared to second quarter 2002 sales was attributable to a 93% decrease in promotion sales and a 29% decrease in entertainment sales, a 25% decrease in retail sales offset by a 9% increase in team sales. For the second quarter of 2003, retail sales represented 34% of total company sales, entertainment sales were 33% of sales, team sales were 28% of sales and promotion sales were 5% of sales.

         Sales of Major League Baseball licensed merchandise decreased from the second quarter of 2002 to the second quarter of 2003 as a result of lower promotional sales. Sales of National Football League licensed merchandise decreased from the second quarter of 2002 to the second quarter of 2003 as a result of the timing of sales of Super Bowl merchandise to Sports Illustrated in 2002 versus 2003. Sales of college licensed merchandise increased from the second quarter of 2002 to the second quarter of 2003 as a result of increased national basketball championship sales. Sales of Scooby-Doo licensed merchandise decreased in the second quarter of 2003 compared to the second quarter of 2002 due to a Wal-Mart promotion in the second quarter of 2002.

         The decrease in net income for the second quarter of 2003 from the second quarter of 2002 was due to a decrease in sales (offset by an increase in gross margin of 2.0 percentage points and decrease in royalty expense as a percentage of sales of 0.3 percentage points from the second quarter of 2002). The increase in gross margin was due to a lower percentage of sales coming from promotions and margin improvements with key retail customers such as Target.

         Marketing expenses as a percentage of sales increased 3.6 percentage points from the second quarter of 2002 to the second quarter of 2003 due to lower sales in 2003. Marketing expenses decreased by $0.4 million from the second quarter of 2002 to the second quarter of 2003 due to lower commission and bonus expenses. General and administrative expenses as a percentage of sales increased 4.3 percentage points from the second quarter of 2002 to the second quarter of 2003. General and administrative expenses decreased by $0.5 million from the second quarter of 2002 to the second quarter of 2003 due to lower bonus, travel and telecommunications expenses resulting from the credit of re-billing past charges under a new contract.

         Working capital decreased $0.3 million from December 31, 2002 to June 30, 2003. Cash decreased $1.4 million from December 31, 2002 to June 30, 2003 as $0.9 million of cash was used in operating activities, $0.2 million of cash was used in investing activities and $0.2 million of cash was used in financing activities. Annualized gross DSO increased from 43 days at June 30, 2002 to 51 days as of June 30, 2003. The increase in DSO was due to the unusually low DSO in the first half of 2002 resulting from the Post Cereal promotion. Annualized gross inventory turns decreased from 7.7 as of June 30, 2002 to 5.4 as of June

30, 2003. Bank debt was reduced to $0.4 million at June 30, 2003 from $0.7 million at December 31, 2002.


         CONFERENCE CALL INSTRUCTIONS

         Fotoball will hold its quarterly conference call today, July 22, 2003 at 1:45 P.M. PDT. You can access the conference call by calling 800-915-4836 or you can listen to the Internet broadcast by visiting our web site at http://www.fotoball.com/invest.html. You can listen to a rebroadcast of the call beginning at 3:45 P.M. PDT today through 9:00 P.M. PDT Thursday, July 24, 2003 by calling 800-428-6051 or 973-709-2089 and entering the pass code I.D. number 300595.

         Fotoball is a premier sports and entertainment marketer and manufacturer. Fotoball's products and services are sold into distinct markets by four separate sales groups: Fotoball Sports, which services national and regional retailers; Fotoball Entertainment Marketing, which services entertainment destinations such as theme parks, resorts and casinos; Fotoball Sports Team, which supports the retail needs of professional franchises across the nation; and Marketing Headquarters, our promotional group developing custom programs for Fortune 500 companies. Fotoball currently holds licenses with Major League Baseball, the National Football League, the National Hockey League, more than 100 NCAA colleges, Warner Bros. "Scooby Doo", Marvel's "Spider-Man", "Incredible Hulk" and "X-Men" and Nickelodeon's "Blue's Clues."

         Statements in this press release which are not historical, including Fotoball's or management's intentions, hopes, beliefs, expectations, representations, projections, plans or predictions of the future, are forward-looking statements. Such statements include statements regarding expectations for full year performance in 2003, promotional sales expectations, profitability in 2004 and Fotoball's intentions to purchase shares under its buyback plan. All forward-looking statements made by the Company, including such statements herein, involve material risks and uncertainties and are subject to change based on factors beyond the control of the Company. Accordingly, the Company's actual results may differ from those expressed or implied in any such forward-looking statements as a result of various factors and risks including the inability to obtain material cost of sales reductions, sufficient operational efficiencies from its use of technology and to secure new promotions and the risk factors listed from time to time in the Company's filings with the Securities and Exchange Commission including but not limited to, the Annual Report on Form 10-K for the year ended December 31, 2002 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2003.

         For further information, please visit the company's web site at: http://www.fotoball.com.

         The following table sets forth a statement of income and condensed balance sheet data and should be read in conjunction with this statement.

                                (Table to follow)

                                      ####

                               FOTOBALL USA, INC.
                              FINANCIAL STATEMENTS

                            STATEMENTS OF OPERATIONS
                            ------------------------
                                   (unaudited)



                                                             THREE MONTHS ENDED                     SIX MONTHS ENDED
                                                                  JUNE 30,                              JUNE 30,
                                                           2003                2002              2003               2002
                                                     -----------------  -----------------  -----------------  -----------------
Net sales                                               $  7,548,506       $ 14,274,321      $ 16,429,135        $ 24,978,592
Cost of sales                                              4,679,330          9,135,471         9,972,810          15,974,386
                                                     -----------------  -----------------  -----------------  -----------------
     Gross profit                                          2,869,176          5,138,850         6,456,325           9,004,206
                                                     -----------------  -----------------  -----------------  -----------------
Operating expenses
     Royalties                                               592,794          1,082,203         1,418,773           1,893,956
     Marketing                                               994,597          1,372,337         2,209,015           2,678,844
     General and administrative                            1,279,807          1,807,655         2,877,515           3,134,020
     Depreciation and amortization                           125,227            127,718           250,589             258,135
                                                     -----------------  -----------------  -----------------  -----------------
         Total operating expense                           2,992,425          4,389,913         6,755,892           7,964,955
                                                     -----------------  -----------------  -----------------  -----------------
         Income (loss) from operations                      (123,249)           748,937          (299,567)          1,039,251
                                                     -----------------  -----------------  -----------------  -----------------
Other income (expense)
     Interest expense                                         (3,112)           (11,161)           (6,172)            (26,080)
     Interest income                                           5,410             22,573            13,224              46,352
                                                     -----------------  -----------------  -----------------  -----------------
         Total other income (expense)                          2,298             11,412             7,052              20,272
                                                     -----------------  -----------------  -----------------  -----------------
Income (loss) from continuing operations                    (120,951)           760,349          (292,515)          1,059,523
          before income tax
     Income tax expense (benefit)                            (48,380)           304,140          (117,006)            423,809
                                                     -----------------  -----------------  -----------------  -----------------
Net income (loss)                                       $    (72,571)      $    456,209      $   (175,509)       $    635,714
                                                     =================  =================  =================  =================

Weighted average number of common shares
     outstanding:
     Basic                                                 3,651,501          3,594,460         3,646,363           3,588,104
                                                     =================  =================  =================  =================
     Diluted                                               3,651,501          3,946,857         3,646,363           3,905,549
                                                     =================  =================  =================  =================
Net income (loss) per common share:
     Basic                                              $      (0.02)      $       0.13      $      (0.05)       $       0.18
                                                     =================  =================  =================  =================
     Diluted                                            $      (0.02)      $       0.12      $      (0.05)       $       0.16
                                                     =================  =================  =================  =================


                                           FOTOBALL USA, INC.

                                            BALANCE SHEETS
                                            --------------
                                                                         JUNE 30, 2003      DECEMBER 31, 2002
                                                                          (UNAUDITED)
                                                                       ------------------   ------------------
                                               ASSETS
Current assets
     Cash and equivalents                                                $     3,808,097      $     5,189,250
     Accounts receivable, net                                                  4,352,868            3,684,133
     Income tax and other receivables                                            205,880              125,489
     Inventories                                                               4,181,839            3,946,922
     Prepaid expenses and other                                                  496,013              317,841
     Deferred income taxes                                                       908,560              908,560
                                                                       ------------------   ------------------
         Total current assets                                                 13,953,257           14,172,195

Property and equipment, net                                                    2,093,654            2,203,169
Deposits and other assets                                                         79,498               79,498
                                                                       ------------------   ------------------
                                                                         $    16,126,409      $    16,454,862
                                                                       ==================   ==================

                                   LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
     Accounts payable and accrued expenses                               $     3,199,862      $     3,137,987
     Customer deposits                                                           266,045              163,102
     Income taxes payable                                                             --               99,200
     Current portion of capital leases                                            84,416               73,796
                                                                       ------------------   ------------------
         Total current liabilities                                             3,550,323            3,474,085
                                                                       ------------------   ------------------

Long-term liabilities
     Line of credit                                                              384,398              669,397
     Capital leases, net of current portion                                       88,538              135,075
     Deferred rent                                                               318,306              293,969
     Deferred income taxes                                                        53,000               53,000
     Long-term reserve for discontinued operations                                    --                1,480
                                                                       ------------------   ------------------
         Total long-term liabilities                                             844,242            1,152,921
                                                                       ------------------   ------------------
         Total liabilities                                                     4,394,565            4,627,006
                                                                       ------------------   ------------------

Stockholders' equity
     Preferred stock, $.01 par value; Series A, authorized - 1,000,000 shares, 0 shares issued and outstanding at June 30, 2003 and
         December 31, 2002, respectively                                              --                   --
     Common stock, $.01 par value; authorized - 15,000,000 shares;
         Issued and outstanding - 3,651,501 shares at June 30, 2003
         and  3,609,834 shares at December 31, 2002                               36,515               36,098
     Additional paid-in capital                                               11,833,448           11,754,368
     Retained earnings (accumulated deficit)                                    (138,119)              37,390
                                                                       ------------------   ------------------
         Total stockholders' equity                                           11,731,844           11,827,856
                                                                       ------------------   ------------------
                                                                         $    16,126,409      $    16,454,862
                                                                       ==================   ==================


                                                   FOTOBALL USA, INC.

                                                STATEMENTS OF CASH FLOWS
                                                ------------------------
                                                       (unaudited)

                                                                              SIX MONTHS ENDED JUNE 30,

                                                                             2003                 2002
                                                                       ------------------   ------------------
Cash flows from operating activities:
Net income (loss)                                                       $      (175,509)       $     635,714
Adjustments to reconcile net income (loss) to net cash used in operating activities:
     Depreciation and amortization of property and equipment                    333,529              275,510
     Provision for accounts receivable reserves                                 176,899              167,973
Changes in operating assets and liabilities:
     Accounts receivable                                                       (845,634)          (1,152,395)
     Income tax and other receivables                                           (80,391)             338,277
     Inventories                                                               (234,917)          (2,368,590)
     Prepaid expenses and other                                                (178,172)             834,857
     Accounts payable and accrued expenses                                       61,874            1,283,855
     Customer deposits                                                          102,943           (1,644,590)
     Income taxes payable                                                       (99,200)             173,009
     Deferred rent                                                               24,337               21,928
     Long-term reserve for discontinued operations                               (1,480)             (16,299)
                                                                       ------------------   ------------------
Net cash used in operating activities                                          (915,721)          (1,350,751)
                                                                       ------------------   ------------------

Cash flows from investing activities:
     Purchase of property and equipment                                        (224,013)            (231,864)
                                                                       ------------------   ------------------
Net cash used in investing activities                                          (224,013)            (231,864)
                                                                       ------------------   ------------------

Cash flows from financing activities:
     Net borrowings from line of credit                                        (284,999)             954,398
     Proceeds from long-term debt                                                    --              410,006
     Payments on capital leases                                                 (35,917)             (51,968)
     Payments on long-term debt                                                      --           (2,078,519)
     Proceeds from exercise of stock options                                     79,497               40,638
                                                                       ------------------   ------------------
Net cash used in financing activities                                          (241,419)            (725,445)
                                                                       ------------------   ------------------

Net decrease in cash and equivalents                                         (1,381,153)          (2,308,060)
Cash and equivalents, beginning of period                                     5,189,250            5,779,203
                                                                       ------------------   ------------------
Cash and equivalents, end of period                                     $     3,808,097        $   3,471,143
                                                                       ==================   ==================

Supplemental disclosure of cash flow information:
     Interest paid                                                      $        21,129        $      67,840
     Incomes taxes paid                                                 $        99,200        $     250,000